SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	1-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Portland General Electric Company’s 2012 annual meeting of shareholders was held in Portland Oregon on May 23, 2012. The following proposals were voted on at the meeting by the Company’s shareholders:

1.	The election of directors;

2.	An advisory, non-binding approval of the compensation of the Company’s named executive officers; and

3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012.

There were 75,497,960 shares of common stock issued and outstanding as of March 19, 2012, the record date for the meeting, with 67,258,406 shares represented at the annual meeting.

Each of the director nominees listed below was elected and the voting results were as follows:

Nominee	For	Withheld	Broker Non-votes
John W. Ballantine	58,779,878	956,956	7,521,572
Rodney L. Brown, Jr.	58,823,934	912,900	7,521,572
David A. Dietzler	58,974,201	762,633	7,521,572
Kirby A. Dyess	58,953,754	783,080	7,521,572
Mark B. Ganz	58,851,036	885,798	7,521,572
Corbin A. McNeill, Jr.	58,882,505	854,329	7,521,572
Neil J. Nelson	58,994,184	742,650	7,521,572
M. Lee Pelton	58,783,111	953,723	7,521,572
James J. Piro	58,991,498	745,336	7,521,572
Robert T.F. Reid	58,983,262	753,572	7,521,572

Our shareholders approved, on an advisory, non-binding basis, the compensation of the Company’s named executive officers. There were 57,826,308 votes cast for the proposal, 1,573,413 votes cast against the proposal, 337,113 abstentions and 7,521,572 broker non-votes.

Our shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012. There were 66,632,252 votes cast for the proposal, 480,347 votes cast against the proposal and 145,807 abstentions.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	May 24, 2012	By:	/s/ Maria M. Pope
Maria M. Pope
Senior Vice President, Finance, Chief Financial Officer, and Treasurer

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